                                 Exhibit 4.1(a)

                             SUBSCRIPTION AGREEMENT


         This SUBSCRIPTION AGREEMENT (the "Agreement"), dated as January 13, 2000, has been executed by the undersigned (individually, a "Subscriber" and collectively, the "Subscribers") in connection with the offer and sale (the "Offering") of (i) up to 30,000 shares of Series A Cumulative Convertible Preferred Stock, par value $0.05 per share (the "Preferred Stock"), of Xceed, Inc., a Delaware corporation (the "Company"), for a purchase price of $1,000 per share, convertible into shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"), and possessing such other rights and preferences as are set forth in the Certificate of Designation, Preferences and Rights of the Preferred Stock, attached hereto as EXHIBIT A and filed with Secretary of State of the State of Delaware on or prior to the date hereof (the "Certificate"), and (ii) warrants (the "Warrants") to purchase an aggregate of 183,273 shares of Common Stock substantially in the form attached hereto as EXHIBIT B. The solicitation of this Agreement and, if accepted by the Company, the offer and sale of the Preferred Stock and the Warrants, are being made in reliance upon the provisions of Regulation D ("Regulation D") promulgated by the Securities and Exchange Commission (the "SEC") under the United States Securities Act of 1933, as amended (the "Securities Act"). The shares of Common Stock issuable upon conversion of the Preferred Stock (the "Underlying Common Shares") and the shares of Common Stock issuable upon exercise of the Warrants (the "Underlying Warrant Shares") are sometimes referred to in this Agreement as the "Underlying Shares."

         Upon the terms and subject to the conditions set forth herein, the Subscribers hereby, severally but not jointly, agree to purchase, and the Company hereby agrees to issue and sell, up to 30,000 shares of Preferred Stock and the Warrants at the aggregate purchase price set forth in Section 14 in the name, number of shares of Preferred Stock and the Warrants set forth opposite the name of each Subscriber on Schedule I attached hereto. In consideration of the mutual promises, representations, warranties and conditions set forth herein, and intending to be legally bound hereby, the Company and the Subscribers hereby agree as follows:

1.       Agreement to Subscribe

 1.1 Purchase and Sale of Preferred Stock and Warrants. On the basis of the representations and warranties contained in this Agreement and subject to the terms and conditions hereinafter set forth, the Company shall issue and sell to each Subscriber and each Subscriber hereby subscribes for and shall purchase the specified number of shares of Preferred Stock and the specified number of Warrants set forth opposite the name of such Subscriber on Schedule I attached hereto for an aggregate purchase price of $1,000 for each share of Preferred Stock and related Warrants. The closing of the purchase of the shares of Preferred Stock and Warrants (the "Closing") shall occur on January 13, 2000 or such other date as may be agreed to in writing by the Company and the Subscribers (the "Closing Date"); provided that: (a) the aggregate purchase price for the subscriptions evidenced hereby shall have been delivered by the Subscribers to the Company or as otherwise agreed between the parties (in immediately available funds via a wire transfer pursuant to instructions previously delivered for such purpose); (b) the shares of Preferred Stock and the Warrants subscribed for hereby shall have been issued and delivered by the Company to the Subscribers or as otherwise agreed between the parties; and (c) all other conditions precedent to the obligations of the Subscribers and the Company to the Closing set forth herein shall have been satisfied or waived in writing.

1.2 Conditions Precedent to the Obligation of the Company at Closing. The obligation of the Company hereunder to issue and sell the shares of Preferred Stock to each Subscriber is subject to the satisfaction at or before the Closing of each of the conditions set forth below. Each of these conditions are for the Company's sole benefit and may be waived in writing by the Company with respect to any or all Subscribers at any time in its sole discretion.

         (a) Accuracy of the Subscribers' Representations and Warranties. The representations and warranties of each Subscriber shall be true and correct as of the date when made and in all material respects as of the Closing Date as though made at each time.

         (b) Performance by the Subscribers. Each Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement or any other Transaction Documents (as defined in Section 1.3(j) hereof) to be performed, satisfied or complied with by such Subscriber at or prior to the Closing.

         (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits or adversely effects any of the transactions contemplated by this Agreement and the other Transaction Documents, and no proceeding shall have been commenced which may have the effect of prohibiting or adversely affecting any of the transactions contemplated hereby and thereby.

         (d) Legal Investment. At the time of the Closing, the purchase of the shares of Preferred Stock and the Warrants by the Subscribers shall be legally permitted by all statutes, rules and regulations to which each of the Subscribers and the Company are subject.

1.3 Conditions Precedent to the Obligation of the Subscribers at Closing. The obligation of each of the Subscribers hereunder to acquire and pay for the shares of Preferred Stock and Warrants is subject to the satisfaction at or before the Closing of each of the conditions set forth below. Each of these conditions is for each Subscriber's sole benefit and may be waived in writing by each such Subscriber at any time in its sole discretion (any such waiver shall have effect only with respect to the waiving Subscriber).

         (a) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct as of the date when made and in all material respects as of the Closing Date as though made at such time.

         (b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement or any of the other Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing.

         (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits or adversely effects any of the transactions contemplated by this Agreement and the other Transaction Documents, and no proceeding shall have been commenced which may have the effect of prohibiting or adversely affecting any of the transactions contemplated hereby and thereby.

         (d) Adverse Changes. For the period from August 31, 1999 until the Closing Date, except as (i) publicly disclosed in the Company's press releases or filings (the "Recent Exchange Act Reports") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) set forth on Schedule 1.3(d) hereto (collectively, "Prior Public Disclosures"), no event shall have occurred or be threatened to occur which has had or is likely to have a Material Adverse Effect (as defined in Section 3.6 hereof) on the Company.

         (e) No Suspension of Trading in or Delisting of Common Stock. The trading in the Common Stock shall not have been suspended by the SEC or the National Association of Securities Dealers, Inc. (the "NASD"); the Common Stock shall not have been delisted from the Nasdaq National Market and the Company shall not have received any notice of threatened or pending proceedings for delisting the Common Stock from the Nasdaq National Market; and trading in securities generally as reported by the Nasdaq National Market shall not have been suspended or limited or minimum prices shall not have been established on securities whose trades are reported by the Nasdaq National Market.

         (f) Legal Opinion. The Company shall have delivered to the Subscribers an opinion of Akin Gump Strauss Hauer & Feld, L.L.P., counsel to the Company, substantially in the form of EXHIBIT C annexed hereto, dated the Closing Date.

         (g) Officer's Certificate. The Company shall have delivered to the Subscribers a certificate in form and substance reasonably satisfactory to the Subscribers, executed by an executive officer of the Company, to the effect that all the conditions to the Closing shall have been satisfied and that the representations and warranties of the Company contained in the Agreement are true and correct in all respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on the date hereof.

         (h) Registration Rights Agreement. The Company shall have entered into the Registration Rights Agreement with the Subscribers (the "Registration Rights Agreement"), substantially in the form of EXHIBIT D annexed hereto.

         (i) Certificate of Designation. The Company shall have filed the Certificate in accordance with the provisions hereof, the Certificate shall have become effective and the Company shall have delivered evidence thereof to the Subscribers.

         (j) Reservation of Shares. On or prior to the Closing Date, the Company shall have duly reserved the number of Underlying Shares required by this Agreement, the Certificate, the Registration Rights Agreement, and the Warrants (collectively, the "Transaction Documents") to be reserved for issuance upon conversion of the Preferred Stock and upon exercise of the Warrants.

         (k) Legal Investment. At the time of the Closing, the purchase of the Preferred Stock and the Warrants by the Subscribers shall be legally permitted by all statutes, rules and regulations to which the Subscriber and the Company are subject.

         (l) Warrants. The Company shall have executed and delivered to each Subscriber its respective Warrants.

         (m) Secretary's Certificate. The Company shall have delivered to the Subscribers a certificate in form and substance reasonably satisfactory to each Subscriber, executed by the secretary of the Company, certifying as to the truth and accuracy of the certificate of incorporation of the Company (the "Certificate of Incorporation"), as in effect on the Closing Date, the By-Laws of the Company, as in effect on the Closing Date, and the resolutions duly adopted by the Board of Directors authorizing and approving the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

         (n) Nasdaq Filing. Pursuant to Rule 4310(c)(17) of The Nasdaq Stock Market, Inc.'s Marketplace Rules, the Company shall have filed a form with The Nasdaq Stock Market, Inc. designated by The Nasdaq Stock Market, Inc. for the listing of the Underlying Shares not later than required by The Nasdaq Stock Market, Inc.

         (o) Good Standing. On or prior to the Closing Date, the Company shall have delivered to the Subscribers a long-form certificate of good standing and tax status of the Company and each of its subsidiaries, if any, certified as of a recent date by the Secretary of State of the State of Delaware, and from every jurisdiction in which the Company is qualified to do business.


2.       Representations and Warranties of the Subscribers

         Each Subscriber, with respect only to itself, represents and warrants to the Company that:

2.1 No Government Recommendation or Approval. The Subscriber understands that no federal or state agency or similar agency of any other country, has passed upon or made any recommendation or endorsement of the Company or of the Offering.

2.2 Intent. The Subscriber (i) is purchasing the Preferred Stock and the Warrants, (ii) upon conversion of the Preferred Stock, will acquire the Underlying Common Shares and (iii) upon exercise of the Warrants, will acquire the Underlying Warrant Shares (the Preferred Stock, the Warrants, the Underlying Common Shares and the Underlying Warrant Shares collectively are referred to herein as the "Securities") for its own account for investment purposes only and not with a present view toward resale or distribution and the Subscriber has no contract, agreement, undertaking or other arrangement to sell the Securities to or through any person or entity; provided, however, that by making the representation herein, the Subscriber does not agree, other than as may be required to be in compliance with applicable federal and state securities laws, to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with federal and state securities laws. The Subscriber understands that the Securities must be held indefinitely unless such Securities are subsequently the subject of registration under the Securities Act or an exemption from the registration requirement of the Securities Act is available. The Subscriber has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act.

2.3 Sophisticated Investor. The Subscriber is an "accredited investor" (as defined in Rule 501 of Regulation D), and the Subscriber has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. The Subscriber acknowledges that the Securities are speculative and involve a high degree of risk.

2.4 Independent Investigation. The Subscriber, in making the decision to purchase the Securities, has relied upon an independent investigation made by it and/or its representatives and has not relied on any information or representations made by third parties or on any oral or written representations or assurances from the Company or any representative or agent of the Company other than the representations of the Company set forth herein, in the other Transaction Documents and in Prior Public Disclosures. The Subscriber has had a reasonable opportunity to ask questions of, and receive answers from, the Company concerning the Company, the Securities and the Offering. The Subscriber acknowledges that the price and terms of the Securities and the conversion and exercise prices of the Underlying Shares have been determined by negotiation based in substantial part on the market price for the Common Stock, and that it does not necessarily bear any relationship to the assets, book value or potential performance of the Company or any other recognized criteria of value. Neither such inquiries nor any other due diligence investigations conducted by such Subscriber, its representatives and advisors, if any, shall modify, amend or affect such Subscriber's right to rely on the Company's representations and warranties contained in Section 3 below.

2.5 Authority. This Agreement has been duly authorized and validly executed and delivered by the Subscriber and is a legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

2.6 No Legal Advice from Company. The Subscriber acknowledges that it has had sufficient and ample opportunity to review this Agreement and the other Transaction Documents and to evaluate the transactions contemplated herein and therein with its own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other Transaction Documents, the Subscriber is relying solely on its counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement and the other Transaction Documents or the securities laws of any jurisdiction.

2.7 No Brokers. The Subscriber has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company relating to this Agreement or the transactions contemplated hereby.

2.8 Not an Affiliate. The Subscriber is not an officer, director or "affiliate" (as that term is defined in Rule 405 of Securities Act) of the Company.

2.9 Reliance on Representations and Warranties. The Subscriber understands that the Securities are being offered and sold to it in reliance on specific provisions of federal and state securities laws (including specifically, but without limitation, the provisions of Regulation D) and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth in this Agreement and the other Transaction Documents in order to determine the availability of such provisions.

2.10 No General Solicitation. The Subscribers acknowledges that the Securities were not offered or sold to the Subscriber by means of general solicitation, publicly disseminated advertisement or sales literature.

2.11 Information Provided by Subscribers. All of the information which the Subscriber has provided to the Company concerning such Subscriber, such Subscriber's financial condition/position and such Subscriber's knowledge of financial and business matters was correct and complete when provided and is correct and complete as of the date hereof. The Subscriber agrees that, to the extent required by applicable laws, rules and regulations, any information provided by the Subscriber may be disclosed by the Company. Each Subscriber further agrees, if requested by the Company or its representative, to provide bank and other references confirming the information provided by such Subscriber.


3.       Representations and Warranties of Company

         The Company represents and warrants to each Subscriber that:

3.1      Company Status. The Company has registered its Common Stock pursuant to
         Section 12(b) or 12(g) of the Exchange Act, is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued quotation of its Common Stock on the Nasdaq National Market, and such Common Stock is currently listed for trading on the Nasdaq National Market.

3.2 Current Public Information. The Recent Exchange Act Reports are the only filings made by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act since August 31, 1999.

3.3 No Directed Selling Efforts or General Solicitation in Regard to this Transaction. The Company has not conducted any general solicitation (as that term is used in Regulation D) with respect to the Securities, nor has it made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the Securities Act.

3.4 Valid Issuance of Capital Stock. (a) The Company has an authorized capitalization consisting of 30,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $0.05 per share. The Company has issued and outstanding on the date hereof 18,693,390 shares of Common Stock, of which zero shares are held in treasury. As of the date hereof, the Company has outstanding the following securities convertible into or exercisable or exchangeable for Common Stock (the "Derivative Securities"): (i) options to purchase 4,999,161 shares of Common Stock; and (ii) warrants to purchase 976,562 shares of Common Stock.

         (b) All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. On or before the Closing Date, the authorized capitalization of the Company shall include the Preferred Stock and the Warrants; upon issuance and payment therefor in accordance with the Certificate, the shares of Preferred Stock shall be (i) validly authorized and issued, fully paid and non-assessable, (ii) free and clear from all taxes, liens and charges with respect to the issuance thereof and (iii) entitled to the rights and preferences set forth in the Certificate. The number of shares of Common Stock required hereunder and under the other Transaction Documents to be reserved for issuance upon conversion of the Preferred Stock and exercise of the Warrants (subject to adjustment pursuant to the Company's covenant set forth in Section 5.2 below) have been duly authorized and reserved for issuance. Upon conversion of the Preferred Stock and exercise of the Warrants, in each case, in accordance with the terms thereof, the Underlying Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, with the holders thereof being entitled to all rights accorded to holders of Common Stock. The holders of outstanding shares of capital stock of the Company are not and shall not be entitled to preemptive or other rights afforded by the Company to subscribe for the capital stock or other securities of the Company as a result of the sale of the Securities or the issuance of Underlying Shares upon the conversion or exercise thereof. The issuance by the Company of the Securities is exempt from registration under the Securities Act. The issuance by the Company of the Securities is being made in reliance upon the exemption from registration set forth in Rule 506 of Regulation D under the Securities Act and is only being made to "accredited investors" that meet the requirements of Rule 501(a) of Regulation D and similar exemptions under state law.

         (c) Other than as set forth in Section 3.4(a): (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding debt securities issued by the Company; (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company (or any subsidiary of the Company (each hereinafter referred to as a "Subsidiary" and collectively, the "Subsidiaries"), or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of capital stock of the Company or any Subsidiary or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any Subsidiary; (iv) there are no agreements or arrangements under which the Company (or any Subsidiary) is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement); (v) there are no outstanding securities of the Company or any Subsidiary which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or any Subsidiary; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; and
         (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement.

         (d) All of the authorized shares of capital stock of each Subsidiary are owned by the Company, free and clear of any lien, charge, security interest, encumbrance, adverse claim or other restriction, and all the issued and outstanding shares of capital stock of the Subsidiaries are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. Except as set forth on Schedule 3.4(d) hereto, there are no outstanding agreements or commitments requiring the Company or any Subsidiary to issue capital stock or Derivative Securities.

3.5 Share Issuance. The number of shares of Common Stock issuable upon conversion of the Preferred Stock may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines prior to conversion of the Preferred Stock. The Company's executive officers and directors have studied and fully understand the nature of the Preferred Stock being sold hereby and recognize that they have a potentially dilutive effect. The Board of Directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interest of the Company. The Company specifically acknowledges that its obligation to issue the Underlying Common Shares upon conversion of the Preferred Stock is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other stockholders of the Company.

3.6 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted. The Subsidiaries are listed on Schedule 3.6 hereto. Except as set forth on Schedule 3.6 hereto, the Company owns no securities other than the capital stock of the Subsidiaries. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its respective state of organization, with the requisite corporate power to own its properties and assets and to carry on its business as now being conducted. The Company and each Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those jurisdictions in which the failure so to qualify would not have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the business, operations, properties, cash flows, prospects or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole and any condition or situation which would prohibit or otherwise materially adversely interfere with the ability of the Company to enter into and perform its obligations under the Transaction Documents.

3.7 Authorization; Enforcement. (a) The Company has the requisite corporate power and authority to enter into and perform this Agreement and the other Transaction Documents, to issue the Preferred Stock in accordance with the terms hereof and thereof and to file and perform its obligations under the Certificate and its Certificate of Incorporation;
         (b) the execution and delivery of this Agreement and the other Transaction Documents, the issuance and delivery of the Preferred Stock and the Warrants, the filing of the Certificate by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required; (c) this Agreement has been, and on or before the Closing Date each of the other Transaction Documents will be, duly executed and delivered by the Company and on the Closing Date, the Certificate will be duly filed and effective; and (d) this Agreement constitutes, and upon execution and delivery thereof, each of the other Transaction Documents shall constitute, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

3.8 Corporate Documents. The Company has furnished or made available to the Subscribers true, correct and complete copies of the Certificate of Incorporation, as in effect on the date hereof, and each Subsidiary's articles of incorporation, as in effect on the date hereof (each, a "Subsidiary Charter"), and the Company's and each Subsidiary's Bylaws, as in effect on the date hereof (the Certificate of Incorporation, the Certificate, each Subsidiary Charter, the Company's Bylaws and each Subsidiary's Bylaws are collectively referred to herein as the "Charter Documents"). Neither the Company nor any Subsidiary is in violation of any of the provisions of its Charter Documents.

3.9 No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents and consummation of the transactions contemplated hereby and thereby (including the issuance of the Preferred Stock and the Warrants, conversion of the Preferred Stock, exercise of the Warrants, issuance of the Underlying Shares upon conversion of the Preferred Stock and upon exercise of the Warrants and the filing of the Certificate) do not and will not: (i) result in a violation of the Charter Documents; or (ii) result in the creation of any lien, charge, security interest or encumbrance upon any of the assets of the Company or any Subsidiary pursuant to the terms or provisions of or, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, credit facility or instrument to which the Company or any Subsidiary is a party, or result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, except, in the case of clause (ii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of each of the Company and each Subsidiary are not being conducted in violation of any law, ordinance or regulations of any governmental entity, except for violations or potential violations which either individually or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation in the United States to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Registration Rights Agreement or issue and sell the Preferred Stock, the Warrants or the Underlying Common Shares in accordance with the terms hereof and thereof (other than any SEC, NASD, The Nasdaq Stock Market, Inc. or state securities filings which may be required to be made by the Company, any registration statement which may be filed pursuant hereto and the filing of the Certificate).

3.10 Exchange Act Reports. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since August 31, 1995 (the foregoing materials being collectively referred to herein as the "Exchange Act Reports"). The Company has delivered or made available to the Subscribers true, correct and complete copies of the Exchange Act Reports (including, without limitation, proxy information and solicitation materials). The Company has not provided to the Subscribers any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed. As of their respective dates, the Exchange Act Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and other applicable federal, state and local laws, rules and regulations, and none of the Exchange Act Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The audited financial statements of the Company included in the Exchange Act Reports comply or will comply in all material respects as to form with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present (or will fairly present) in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company has filed (including filing such documents by incorporation by reference) all agreements or documents to which the Company is a party that are required to be filed as exhibits to the Exchange Act Reports.

3.11 No Material Adverse Change. Since August 31, 1999, except as disclosed in the Prior Public Disclosures, no Material Adverse Effect has occurred or exists with respect to the Company and the Subsidiaries taken as a whole.

3.12 No Undisclosed Liabilities. The Company and the Subsidiaries have no liabilities or obligations not disclosed in the Exchange Act Reports, other than those incurred in the ordinary course of the Company's or such Subsidiary's respective businesses since August 31, 1999 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.

3.13 No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or any Subsidiary or their respective business, operations, properties, prospects or condition (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

3.14 Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the State of Delaware which is or could become applicable to the Subscribers as a result of the Subscribers and the Company fulfilling their obligations under the Transaction Documents, including, without limitation, the Company's issuance of the Securities and the Subscribers' ownership of the Securities.

3.15 No Brokers. The Company has not taken any action which would give rise to a claim by any person for brokerage commissions, finder's fees or similar payments by any Subscriber relating to this Agreement or the transactions contemplated hereby.

3.16 Effectiveness of SEC Filings. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or the Subsidiary under the Exchange Act or the Securities Act.

3.17 No Material Litigation Proceedings. Neither the Company nor any Subsidiary is a party to or the subject of any litigation, arbitration or other proceeding which, if adversely determined, would individually or in the aggregate have a Material Adverse Effect. There is no action, suit, proceeding or investigation pending, or, to the knowledge of the Company, threatened, against the Company or any Subsidiary before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, or any action, suit, proceeding or investigation pending, or, to the knowledge of the Company, threatened, which in any such case challenges the validity of any action taken or to be taken by the Company or any Subsidiary pursuant to or in connection with this Agreement, the other Transaction Documents or the issuance of the Securities.

3.18 Compliance with Instruments, etc. Neither the Company nor any Subsidiary (or the manner in which any of them conducts its businesses) is in breach or violation of, or in default under, any term or provision of (i) its Charter Documents, (ii) any indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note agreement or other agreement or instrument to which it is a party or by which it is or may be bound or to which any of its property or assets is or may be subject, or any indebtedness, the effect of which breach or default, individually or in the aggregate, would have a Material Adverse Effect, or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company or any Subsidiary or of any arbitrator, court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective activities, properties or assets and the effect of which breach or default, individually or in the aggregate, would have a Material Adverse Effect.

3.19     Intellectual Property.

         (a) Each of the Company and each Subsidiary has full and exclusive right, title and interest in and to, or license rights to, all patents, patent applications, registered or unregistered trademarks, service marks and trade names, registered or unregistered copyrights and applications therefor, licenses, approvals or governmental authorizations to conduct their business as now conducted, know-how, proprietary rights and processes, trade secrets, customer lists, methodologies (to the extent protectible), proprietary development and marketing information and know-how, inventions, inventors' notes (to the extent such notes exist), drawings, designs associated with the foregoing, and other confidential information (collectively, "Intellectual Property") relating to their respective businesses or otherwise used in or necessary for the proper conduct of their respective businesses, free and clear of all liens, security interests, claims and encumbrances of any nature; and (ii) neither the Company nor any Subsidiary has any obligation to any other person or entity with respect to the Intellectual Property or any product or process of the Company or any Subsidiary utilizing or embodying any Intellectual Property.

         (b) There is (i) no infringement, misuse or misappropriation of any Intellectual Property owned, licensed or controlled by any third party arising out of any product or process now being used, manufactured or distributed, or ever having been used, manufactured or distributed at any time previously, by or on behalf of the Company or the Subsidiaries, (ii) no pending or, to the knowledge of the Company, threatened claim or challenge of or proceeding for infringement, misuse or misappropriation of or interference with any Intellectual Property owned, licensed or controlled by any third party arising out of any product or process now being used, manufactured or distributed, or ever having been used, manufactured or distributed at any time previously, by or on behalf of the Company or the Subsidiaries, (iii) except as set forth in Schedule 3.22 hereto, no pending or threatened or potential claim, challenge or proceeding by the Company or any Subsidiary against any third party for infringement, misuse or misappropriation of or interference with any Intellectual Property owned, licensed or controlled by the

         Company or such Subsidiary or (iv) no notice or, to the knowledge of the Company, facts or information rendering any Intellectual Property owned, controlled or licensed by the Company or the Subsidiaries invalid or unenforceable, nor, to the knowledge of the Company, is there any allegation that any such Intellectual Property is invalid or unenforceable.

3.20 Material Contracts. All contracts to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound which are filed as or incorporated by reference as exhibits to the Exchange Act Reports (the "Material Contracts"), are valid, binding and enforceable in accordance with their terms (assuming the other parties thereto are bound) and are in full force and effect, except where such invalidity or unenforceability would not have a Material Adverse Effect. No payment default, breach or violation or alleged default by the Company or any Subsidiary exists under the Material Contracts.

3.21 Investment Company. The Company is not, and is not controlled by or under common control with an affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

3.22 No Integration. Neither the Company nor any of its affiliates nor any person acting on the Company's behalf has, directly or indirectly, at any time within the past six (6) months made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby; or (ii) cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the NASD, as applicable.

3.23 Year 2000 Compliance. All computer hardware, software, databases, systems and other computer equipment (collectively, "Software") used by the Company or the Subsidiaries can be used during and after the calendar year 2000, and shall operate during each such time period, both on a stand-alone basis and when interacting or interoperating with third-party Software, without error relating to the processing, calculating, comparing, sequencing or other use of Date Data. "Date Data" is any data derived from or dependent upon the proper recognition by software or hardware of dates prior to or after the year 2000.

3.24 Form S-3 Eligible. The Company currently meets the requirements for use of Form S-3 under the Securities Act.

3.25 Disclosure. The written information with respect to the Company and the Subsidiaries heretofore provided and to be provided by the Company pursuant to this Agreement and the other Transaction Documents, including the schedules and exhibits hereto, and each of the agreements, documents, certificates and writings to be delivered to the Subscribers or their respective representatives at the Closing, do not and will not on the Closing Date contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary in order to make the statements and writings contained herein and therein not false or misleading in the light of the circumstances under which they were made.


4.       Covenants of each Subscriber

4.1 Resales. No Subscriber shall make any offers or sales of the Securities other than pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. Each Subscriber will comply with applicable prospectus delivery requirements.


5.       Covenants of the Company

5.1 Reservation of Common Stock. As of the Closing, the Company will reserve and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock in a number sufficient to enable the Company to satisfy one and one-half times the number of shares necessary to satisfy any obligation to issue shares of Common Stock upon conversion of the Preferred Stock as if all the Preferred Stock were converted as of the Closing at the then applicable conversion price and at all times thereafter, plus the number of additional shares of Common Stock as would be issued upon exercise of the Warrants. The number of shares so reserved may be reduced by the number of shares actually delivered pursuant to conversion of a portion of the Preferred Stock (provided that in no event shall the number of shares so reserved be less than one and one-half times the number required to satisfy the remaining conversion rights on the unconverted Preferred Stock) and the number of shares so reserved shall be increased to reflect stock splits and stock dividends and distributions.

5.2 Listing of Underlying Shares. The Company hereby agrees, promptly following the Closing, to take such action to cause the Underlying Shares to be quoted for trading on the Nasdaq National Market not later than the effective date of the registration statement relating to the Underlying Shares required to be filed pursuant to the terms of the Registration Rights Agreement (the "Registration Statement"). The Company further agrees, if the Company applies to have the Common Stock traded on any other principal stock exchange or market, that it will include in such application the Underlying Shares and will take such other action as is reasonably necessary to cause the Underlying Shares to be listed on such other exchange or market concurrently with any other Common Stock.

5.3 Exchange Act Registration. The Company will use its best efforts: (a) to cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the Exchange Act; (b) to comply in all material respects with its reporting and filing obligations under the Exchange Act; and (c) not to take any action or file any document (whether or not permitted by the Exchange Act or the rules and regulations thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act. The Company will use its best efforts to continue the listing and trading of its Common Stock on the Nasdaq National Market and will use its best efforts to comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and the Nasdaq National Market.

5.4 Legends. Except as provided in Section 6.1 below, the Underlying Shares and certificates evidencing the same shall at all times be free of legends, "stop transfers," "stock transfer restrictions" or other restrictions, upon the effectiveness of the Registration Statement.

5.5 Corporate Existence. So long as any Subscriber beneficially owns any Preferred Stock or Warrants, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction assumes the Company's obligations hereunder and under the other Transaction Documents; and (ii) is a publicly traded corporation on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or The Nasdaq SmallCap Market.

5.6 Transfer Agent Instructions. The Company covenants and agrees that, promptly following execution and delivery of this Agreement, it shall issue irrevocable instructions (the "Irrevocable Transfer Agent Instructions") to its transfer agent for the Common Stock, and any subsequent transfer agent, such instructions to be in form and substance reasonably acceptable to the Subscribers, to facilitate trades of the Underlying Shares and to permit the Subscribers to timely deliver within any applicable settlement period certificates representing such shares in connection with any transfer or disposition of the Underlying Shares. The Company further covenants and agrees that, except as otherwise required by law, no instruction, other than the Irrevocable Transfer Agent Instructions, will be given by the Company to its transfer agent and that the Underlying Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Each of the Subscribers and the Company acknowledge and agree that their respective obligations pursuant to this Section 5.6 are subject to compliance by each of them with applicable securities laws. The Company covenants that it will use its best efforts to cause the Company's transfer agent to deliver certificates representing shares issued in connection with a transfer of Underlying Shares as promptly as practicable but in no event later than three (3) business days after delivery by a Subscriber of all required documentation in respect of such transfer to both the Transfer Agent and the Company as required pursuant to Paragraphs 7 and 8 of the Certificate. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Subscribers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5.6 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5.6, that the Subscribers shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

5.7 Use of Proceeds. The Company shall use all the proceeds of the Offering for general corporate purposes, including working capital and for the repayment of the Company's borrowings, provided that the Company shall not use the proceeds to redeem its equity or equity-equivalent securities. Pending application of the proceeds of the Offering in the manner permitted hereby, the Company will invest such proceeds in interest bearing accounts and/or short-term, investment grade interest bearing securities.

5.8 Rule 144A Information. The Company will (i) make available, upon request, to any holder of Securities and any prospective purchaser thereof designated by such a holder, upon the request of such holder or prospective purchaser, the information required to be provided to such holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act and (ii) update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are reasonably necessary to ensure that the safe harbor exemption from the registration requirements of the Securities Act under Rule 144A is and will be available for resales of the Preferred Stock and the Warrants Shares conducted in accordance with Rule 144A.

5.9 Notice of Adverse Change. The Company will notify the Subscribers promptly (but in any event within seven days) after becoming aware of the existence of any condition or event which has had or is likely to have a Material Adverse Effect.

5.10 Dividends and Distributions. Until the delivery by the Company to the Subscribers of all of the shares of Common Stock issuable upon conversion of the Preferred Stock or all sums of cash upon redemption of the Preferred Stock, as applicable, such that after such delivery upon any such conversion or redemption no more than 10% of the Preferred Stock issued on the Closing Date remains outstanding, the Company shall not make or fix a record date for the determination of holders of Common Stock or other securities entitled to receive a dividend or other distribution (special or otherwise) or declare a cash dividend or other distribution payable in cash or property of the Company.

5.11 Filing of Current Report on Form 8-K. On or before the second business day following the Closing Date, the Company shall file with the SEC a Current Report on Form 8-K in a form reasonably acceptable to the Subscribers describing the terms of the transaction consummated at the Closing.

5.12 Form D. The Company agrees to file one or more Form D's with respect to the Offering as required under Regulation D and to provide a copy thereof to the Subscribers promptly upon request.

5.13 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of any or all of such Securities to any Subscriber.

5.14 Shareholder Approval. The Company shall provide each stockholder entitled to vote at a meeting of the stockholders of the Company, which meeting shall occur on or before the date which is 60 days after the Proxy Statement Triggering Date (as defined below) (the "Stockholder Meeting Deadline"), a proxy statement, which has been previously reviewed by the Subscribers and counsel of their choice, soliciting each such stockholder's affirmative vote at such stockholder meeting for approval of the Company's issuance of all of the Securities as described in this Agreement, and the Company shall use its best efforts to (i) solicit its stockholders' approval of such issuance of the Securities and (ii) cause the Board of Directors of the Company to recommend to the stockholders that they approve such proposal. A "Proxy

         Statement Triggering Date" shall mean the first date after the date of this Agreement on which the sum of (A) the number of Underlying Shares issued and (B) the number of Underlying Shares issuable upon conversion of all the outstanding shares of Preferred Stock based on the Conversion Price (as defined in the Certificate), and upon exercise of all the outstanding Warrants based on the Warrant Price (as defined in the Warrants) in effect on the date of such determination (without regard to any limitation upon the conversion of any shares of Preferred Stock or exercise of Warrants), equals or exceeds 15% of the number of shares of Common Stock issued and outstanding immediately prior to the Closing Date.

6.       Legends; Subsequent Transfer of Securities; Denominations

6.1 Legend. The Company shall issue one or more certificates evidencing the Preferred Stock and the Warrants in the name of each Subscriber and in such number of shares to be specified by such Subscriber prior to (or from time to time subsequent to) the Closing. The Preferred Stock, the Warrants and the Underlying Shares shall bear the following legend (the "Legend"):

                  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

         Following the effectiveness of the Registration Statement, the Company will issue certificates representing the Securities without the Legend to any transferee other than holders who are "affiliates" of the Company (as such term is defined under the Securities Act). In addition, the Company will issue certificates representing the Securities without the Legend, promptly upon request, if: (i) the holder thereof is permitted to dispose of Securities pursuant to Rule 144 under the Securities Act; (ii) the Securities are sold to a purchaser or purchasers in a transaction exempt from registration under the Securities Act, as evidenced by an opinion of counsel to the transferor delivered and reasonably satisfactory to the Company; or
         (iii) the Securities are sold to a purchaser or purchasers pursuant to an effective registration statement and the prospectus delivery requirements under the Securities Act are met.

6.2 Subscriber's Compliance. Nothing in this Section 6 shall affect in any way the Subscribers' obligations and agreement to comply with all applicable securities laws upon resale of the Securities.

6A.      Payment Set Aside

         To the extent that the Company makes a payment or payments to any Subscriber hereunder or pursuant to the Registration Rights Agreement or the Certificate or any Subscriber enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action) by the court of competent jurisdiction in a final non-appealable judgment, then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.


7.       Governing Law; Jurisdiction

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law or choice of law, except for matters arising under the Securities Act or the Exchange Act which matters shall be construed and interpreted in accordance with such laws. The Company and the Subscribers hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Supreme Court of the State of Delaware or the United States District Court of Delaware located in New Castle County, Delaware. The Company and each Subscriber consents to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of Delaware by registered mail, return receipt requested, directed to the such party at its address set forth in this Agreement (and service so made shall be deemed complete five
         (5) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. The parties hereto hereby waive any right to a trial by jury in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.


8.       Assignment; Entire Agreement; Amendment

8.1 Assignment. Neither this Agreement nor any rights hereunder may be assigned by either party without the prior written consent of the other party hereto; provided, however, that the Company may assign its rights and obligations under this Agreement in connection with a transaction of the nature contemplated by Section 5.5 hereof and any Subscriber may assign its rights under this Agreement to an affiliate of such Subscriber who agrees to be bound by the terms hereof. To the extent that any party assigns this Agreement with the prior written consent of the other or any Subscriber assigns this Agreement as permitted herein to an affiliate of such Subscriber, the provisions of this Agreement, the Certificate and the Registration Rights Agreement shall inure to the benefit of, be binding upon, and be enforceable by and against any such assignee. Notwithstanding anything to the contrary contained herein or any other Transaction Document, any Subscriber shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan secured by the Securities.

8.2 Entire Agreement; Amendment. This Agreement, the Certificate, the Registration Rights Agreement, the Warrants and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

9.       Publicity

         The Company and the Subscribers shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the others, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law or applicable law, to the extent a party determines in good faith that it is legally obligated to do so, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. The Company shall not publicly or otherwise disclose the names of any of the Subscribers without each such Subscriber's prior written consent unless otherwise required by law, in which case the Company shall inform such Subscriber of such disclosure in writing prior to making such disclosure.

10.      Notices, Etc.; Expenses, Indemnity

10.1 Notices. Any notice, demand or request required or permitted to be given by either the Company or the Subscribers pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or by facsimile, with a hard copy to follow by two day courier, addressed to the parties at the addresses of the parties set forth on Schedule I hereto or such other address as a party may request by notifying the other in writing. Copies of all notices to a Subscriber shall be sent to its designee or representative.

10.2 Expenses. The Company shall reimburse the Subscribers for their respective reasonable expenses and fees in connection with this Agreement, which amount shall be withheld by the Subscribers from the purchase price, in an amount not to exceed an aggregate of $50,000.

10.3 Indemnification. Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney's fees and expenses) incurred as a result of such parties' breach of any representation, warranty, covenant or agreement in this Agreement.


11.      Counterparts

         This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.


12.      Survival; Severability

         The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing notwithstanding any due diligence investigation conducted by or on behalf of the Subscribers. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.


13.      Titles and Subtitles

         The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the Company and the Subscribers have caused this Subscription Agreement to be duly executed as of the date first written above.

COMPANY:                                      SUBSCRIBERS:

XCEED, INC.                                   PECONIC FUND, LTD.

                                              By:  RAMIUS CAPITAL GROUP, LLC,
                                              Its:  Investment Advisor
By: /s/ Werner Haase
   -----------------------------------
      Name:  Werner Haase
      Title:  Chief Executive Officer     By: /s/ Jeffrey M. Solomon
                                             ------------------------------
                                                   Name: Jeffrey M. Solomon
                                                   Title: Managing Officer


                                           LEONARDO, L.P.

                                           By:  ANGELO, GORDON & CO., L.P.
                                           Its:  General Partner


                                           By:/s/ Michael L. Gordon
                                              ---------------------------------
                                                Name:  Michael L. Gordon
                                                Title:  Chief Operating Officer


                                           HTFP INVESTMENT L.L.C.

                                           By:  PROMETHEAN ASSET MANAGEMENT,
                                                L.L.C.
                                           Its:  Investment Manager


                                           By:/s/ James F. O'Brien, Jr.
                                              ----------------------------------
                                                Name:  James F. O'Brien, Jr.
                                                Title:  Managing Member